UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 19, 2008

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former name and address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

ICC Worldwide, Inc. (the “Company”) has concluded that it incorrectly recorded part of the accretion related to the issuance of the Series C preferred stock in the financial statements in the 10-QSB report for the calendar quarters ended December 31, 2007 and March 31, 2008. The accretion adjustment was correctly recorded in the financial statements in the 10-QSB report for the calendar quarter ended June 30, 2008.

The correction will result in an increase in additional paid in capital at December 31, 2007 and March 31, 2008 and an increase in interest expense for the three months ended December 31, 2007 and for the three and six months ended March 31, 2008.

The correction has no cash effect and will not affect the total assets, total liabilities, or the total equity of those respective periods.

On September 30, 2007, the holders of the Company’s Series B preferred stock exchanged their Series B preferred stock for a new Series C preferred stock of the Company which contained a mandatory redemption requirement on October1, 2012. In December 2008, the Company sold additional Series C preferred stock to two investors.

The issuance of the Series C preferred stock was accounted for as a liability in accordance with SFAS No. 150, “Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). EITF D-98 “Classification and Measurement of Redeemable Securities” (“EITF D-98) requires that the difference between the carrying amount of the preferred stock and the mandatory redemption value be accreted (i.e. increased) over time in order that the carrying value of the preferred stock equal its mandatory redemption value at the mandatory redemption date. Accordingly, for each of the three month periods ended December 31, 2007, March 31, 2008 and June 30, 2008, $253,922 was properly accreted to the carrying value of the preferred stock in accordance with EITF D-98.

In the Company’s financial statements for the three months ended December 31, 2007 and for the three and six months ended March 31, 2008 filed with the Company’s Quarterly Reports on Form 10-QSB for such periods, the offset to the accretion to the preferred stock was charged to additional paid in capital. SFAS 150 requires the charge be made to interest expense for the appropriate period.

Had the accretion been charged to interest expense instead of additional paid in capital for the three months ended December 31, 2007, the loss for that period would have been $1,003,108 instead of $749,186. There is no effect on the total assets, total liabilities, or total equity of the Company for the period as a result of this change.

Had the accretion been charged to interest expense instead of additional paid in capital for the three months and six months ended March 31, 2008, the net loss for that period would have been $1,308,846 instead of $1,054,924. There is no effect on the total assets, total liabilities, or total equity of the Company for the period as a result of this change.

After discussion with Holtz Rubenstein Reminick LLP, the Company’s independent registered public accounting firm, management determined on August 19, 2008 that the Company’s previously issued financial statements for the quarters ended December 31, 2007 and March 31, 2008 should no longer be relied upon and should be restated. The Company intends to file Form 10-QSB/A which includes restated interim financial statements as of and for the three months ended December 31, 2007 and as of and for the three and six months ended March 31, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.

Scott K Anderson, Jr.
Corporate Secretary

Date: August 25, 2008